Exhibit 10.7

JOINT PERSONAL GUARANTY

This Joint Personal Guaranty (“Guaranty”) is made as of the date below by Michael De Prado, an individual residing at 235 Lincoln Rd, Suite 210, Miami Beach, FL 33139, and Arik Maimon, an individual residing at 235 Lincoln Rd, Suite 210, Miami Beach, FL 33139 (individually and collectively, the “Guarantors”), in favor of Crosshair Media Placement, LLC, a Kentucky limited liability company (“Creditor”).

1. Recitals.

WHEREAS, pursuant to an Agreed Judgment entered on or about October 20, 2024, in the United States District Court for the Western District of Kentucky, Civil Action No. 3:22-CV-512-CHB, Cuentas, Inc. (“Debtor”) is indebted to Creditor in the amount of $453,856.68, plus interest and attorney’s fees, with full payment due on or before November 7, 2024;

WHEREAS, Guarantors are the President (Michael De Prado) and Chief Executive Officer (Arik Maimon) of Cuentas, Inc. and have a direct interest in ensuring satisfaction of said indebtedness;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Guarantors agree as follows:

2. Guaranty.

Guarantors hereby jointly and severally, irrevocably and unconditionally guarantee to Creditor the full and timely payment of all amounts owed by Debtor as set forth in the Agreed Judgment, including principal, interest, attorney’s fees, costs of collection, and any extensions or renewals thereof. This Guaranty is one of payment, not merely of collection.

3. Waivers.

Each Guarantor hereby waives:

- Notice of acceptance of this Guaranty;

- Notice of nonpayment, default, or dishonor;

- Presentment, demand, protest, and any other notices whatsoever;

- Any right to require Creditor to proceed first against Debtor before proceeding against Guarantors.

4. Continuing Guaranty.

This Guaranty shall remain in full force and effect until the indebtedness under the Agreed Judgment has been paid in full and the obligations of Cuentas, Inc. fully satisfied.

5. Governing Law.

This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to conflict of laws principles and each Guarantor consents to personal jurisdiction of the district court where the final judgment was obtained and to venue in that district

6. Binding Effect.

This Guaranty shall be binding upon the Guarantors, their heirs, successors, and assigns, and shall inure to the benefit of the Creditor and its successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of this 13th day of May, 2025.

/s/ Michael De Prado
Michael De Prado

/s/ Arik Maimon
Arik Maimon